UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2017

THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)

MAINE
(State or other jurisdiction of incorporation)

0-26589	01-0404322
(Commission file number)	(IRS employer identification no.)

Main Street, Damariscotta, Maine	04543
(Address of principal executive offices)	(Zip Code)

(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligations
of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on April 27, 2018. The sole purpose of this Amendment is to disclose the corrected tabulation for Matters to a Vote listed in the original 8K.
Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Securities Holders

The 2018 Annual Meeting of Shareholders of The First Bancorp, Inc., the one-bank holding company of First National Bank was held at Samoset Resort, 220 Warrenton Street, Rockport, Maine 04856, on Wednesday, April 25, 2018, at 11:00 a.m. Eastern Daylight Time, for the following purposes:

1.	To elect as Directors of the Company the nominees listed in the Company’s Proxy Statement dated March 19, 2018.

2.	To approve (on a non‑binding basis) the compensation of the Company’s executives.

3.	To ratify the Audit Committee’s selection of Berry Dunn McNeil & Parker, LLC as independent auditors of the Company for 2018.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

At the Annual Meeting, there were present in person or by proxy 8,836,861 shares of the Company’s common stock, representing 81.47% of the total outstanding eligible votes. The final voting results for each proposal are as follows:

1.	To elect as Directors of the Company the nominees listed in the Company’s Proxy Statement dated March 19, 2018.

	For	Against	Abstain	Broker Non-Vote
Katherine M. Boyd	6,145,256	—	258,799	2,432,806
Robert B. Gregory	5,983,466	—	420,589	2,432,806
Renee W. Kelly	6,333,414	—	70,641	2,432,806
Tony C. McKim	6,296,215	—	107,840	2,432,806
Mark N. Rosborough	5,971,673	—	432,382	2,432,806
Cornelius J. Russell	6,328,076	—	75,979	2,432,806
Stuart G. Smith	6,140,410	—	263,645	2,432,806
Bruce B. Tindal	6,147,964	—	256,091	2,432,806
F. Stephen Ward	6,296,680	—	107,375	2,432,806

2. To approve (on a non‑binding basis) the compensation of the Company’s executives.

For	Against	Abstain	Broker Non-Vote
6,162,623	141,979	99,453	2,432,806

3. To ratify the Audit Committee’s selection of Berry Dunn McNeil & Parker, LLC as independent auditors of the
Company for 2018.

For	Against	Abstain	Broker Non-Vote
8,763,461	59,177	14,223	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.

By: /s/ Richard M. Elder
---------------------
Richard M. Elder
Executive Vice President &
Chief Financial Officer

Dated: May 7, 2018